Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-153250, 333-131083, 333-103920, 333-27435, and 033-66050) pertaining to the Target Corporation 401(k) Plan of our report dated June 14, 2013, with respect to the financial statements and schedule of the Target Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young, LLP

Minneapolis, Minnesota
June 14, 2013